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MEMORANDUM OF UNDERSTANDING
October 1, 1997
4:00 P.M. Eastern Daylight Time

Each of the undersigned agrees to execute and deliver those of the documents set forth in Exhibit A attached hereto substantially in the form reviewed today by the parties thereto (and as modified as discussed today) as soon as practicable following the date and time hereof.


CTG RESOURCES, INC.                 METROPOLITAN LIFE INSURANCE COMPANY
By /s/ James P. Bolduc              By /s/


THE ENERGY NETWORKS, INC.           TEXAS LIFE INSURANCE COMPANY
By /s/ James P. Bolduc              By /s/


TEN TRANSMISSION COMPANY            FLEET NATIONAL BANK
By /s/ James P. Bolduc              By /s/ Suresh V. Chivukula


ENSERVE CORPORATION                 THE BANK OF NOVA SCOTIA
By /s/ James P. Bolduc              By /s/ Paula MacDonald


ENI GAS SERVICES, INC.
By /s/ James P. Bolduc


THE HARTFORD STEAM COMPANY
By /s/ James P. Bolduc



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                              EXHIBIT A


1. 364-Day Revolving Credit Agreement between TEN and Fleet dated as of October 1, 1997.

2. 3-Year Revolving Credit Agreement between TEN and Fleet dated as of October 1, 1997.

3. $10,000,000 364-Day Revolving Credit Note from TEN to Fleet dated October 1, 1997.

4. $10,000,000 3-Year Revolving Credit Note from TEN to Fleet dated October 1, 1997.

5. Guaranty re 364-Day Revolving Credit Agreement from TEN Transmission and HSC to Fleet dated as of October 1, 1997.

6. Guaranty re 364-Day Revolving Credit Agreement from ENServe and ENI Gas to Fleet dated as of October 1, 1997.

7. Guaranty re 3-Year Revolving Credit Agreement from TEN Transmission and HSC to Fleet dated as of October 1, 1997.

8. Guaranty re 3-Year Revolving Credit Agreement from ENServe and ENI Gas to Fleet dated as of October 1, 1997.

9.    Support Letter from CTG to Fleet dated October 1, 1997.

10. $45,000,000 Note Purchase Agreement(s) between TEN and the Purchasers dated as of October 1, 1997 ("Note Purchase Agreement").

11.   $_________________6.99% Senior Secured Note from TEN to
      ________________ dated _________________________ and $__________________
      6.99% Senior Secured Note to _______________________ dated ______________.

12. Guarantee from TEN Transmission and HSC to Purchasers dated as of October 1, 1997.

13.   Guarantee from ENServe and ENI Gas to Purchasers dated as of October 1,
      1997.

14.   Support Letter from CTG to Purchasers dated October 1, 1997.

15. Amendment to Reimbursement Agreement between TEN and Nova Scotia dated as of October 1, 1997.

16.   Guaranty from TEN Transmission and HSC to Nova Scotia dated October 1,
      1997.

17.   Guaranty from ENServe and ENI Gas to Nova Scotia dated October 1, 1997.

18. Forward Equity Purchase Agreement between CTG and TEN dated as of October 1, 1997 (the "FEPA").

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19.   Pledge and Assignment Agreement from TEN to State Street Bank and Trust
      Company, as Collateral Agent (the "Collateral Agent") dated as of October 1, 1997.

20. Agreement and Consent among CTG, TEN, and Collateral Agent dated as of October 1, 1997.

21. Financing Statement from TEN, as Debtor, to Collateral Agent, as Secured Party.






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